Twenty-Second Supplemental Indenture

                          SPRINT-FLORIDA, INCORPORATED

                                       TO

                       THE FIRST NATIONAL BANK OF CHICAGO,

                                   AS TRUSTEE

                                      under

                   Indenture of Southeastern Telephone Company

                              dated April 1, 1947,

                       and Indentures Supplemental thereto

                          Dated as of December 31, 1996

                                  Assumption by
                          Sprint-Florida, Incorporated
                of Obligations in respect of Bonds and Indenture










THIS INSTRUMENT PREPARED BY:

Susan V. Stucker, Senior Attorney
Sprint-Florida, Incorporated
Post Office Box 165000
Altamonte Springs, FL 32716-5000

THIS TWENTY-SECOND SUPPLEMENTAL INDENTURE, dated as of December 31, 1996, between SPRINT-FLORIDA, INCORPORATED, a corporation duly organized and existing under the laws of the State of Florida (hereinafter called the "Company"), and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association organized and existing under the laws of the United States of America, as trustee (hereinafter called the "Trustee").

                                  WITNESSETH:

WHEREAS, under date of April I, 1947, Southeastern Telephone Company, a Florida corporation (hereinafter called the "Predecessor"), executed and delivered to The First National Bank of Chicago and John W. Henderson (who was succeeded by Thomas C. Proctor), as trustees, its Indenture (hereinafter called the "Original Indenture") providing for the issuance from time to time thereunder, in series, of bonds of the Predecessor, for the purposes and subject to the limitations specified therein; and

WHEREAS, the Predecessor thereafter executed and delivered to the trustees successive indentures supplemental to and amendatory of the Original Indenture, the last being dated as of April 1, 1968, and designated the Twelfth Supplemental Indenture; and NEW SOUTHEASTERN, INC., a newly formed corporation duly organized and existing under the laws of the State of Florida (hereinafter called the "Successor"), succeeded by merger (in which it changed its name to SOUTHEASTERN TELEPHONE COMPANY) to the Predecessor and by a supplemental indenture dated as of December 1, 1971, designated the Thirteenth Supplemental Indenture, assumed the obligations and succeeded to the powers and rights of the Predecessor under the Original Indenture, as theretofore supplemented and amended, all as in Article Thirteen of the Original Indenture provided, and thereafter executed and delivered to the trustees further supplemental indentures, the latest being dated as of January 15, 1991, and designated the Twenty-First Supplemental Indenture (the Original Indenture, as heretofore supplemented and amended, being hereinafter called the "Indenture"); and

WHEREAS, effective May 1, 1974, the Successor changed its name from SOUTHEASTERN TELEPHONE COMPANY to CENTRAL TELEPHONE COMPANY OF FLORIDA (hereinafter called "Central"); and

WHEREAS, effective December 20, 1996, Thomas C. Proctor resigned as a trustee;
and

WHEREAS, there have been issued under the Indenture twenty-eight (28) series of first mortgage bonds, $19,000,000 principal amount of First Mortgage Sinking Fund Bonds, Series BB, 9.89% due February 1, 2021 (hereinafter called the "Series BB Bonds") being now outstanding; and

WHEREAS, Central is merging into the Company, effective December 31, 1996; and

WHEREAS, the Company desires, by this Twenty-Second Supplemental Indenture, (a) to assume the obligations of Central in respect of the Indenture and the Series BB Bonds and to succeed to the powers and rights of Central under the Indenture and the Series BB Bonds, in order to effect compliance with the conditions, set forth in Section 13.01 in Article Thirteen of the Indenture, to the right of Central to merge into another corporation, and (b) to provide that no additional bonds, with certain exceptions, shall be issued under the Indenture; and

WHEREAS, the Original Indenture and each indenture supplemental to the Original Indenture has been recorded in each County within the State of Florida in which Central owns real estate, for the purpose of preventing the extinguishment of the Indenture under Chapter 712, Florida Statutes, the Indenture being hereby incorporated herein and made a part hereof by this reference thereto; and

WHEREAS, all acts and things necessary to constitute this Twenty-Second Supplemental Indenture a valid indenture supplemental to said Indenture have been done and performed.

NOW, THEREFORE, for the purposes aforesaid, the Company has executed and delivered this Twenty-Second Supplemental Indenture, and in consideration of the sum of One Dollar ($1.00) to the Company duly paid by the Trustee at or before the ensealing and delivery hereof and for other good and valuable consideration, the receipt whereof is hereby acknowledged, hereby covenants to and with the Trustee and its successors in the trusts under the Indenture, for the equal and pro rata benefit and security of all present and future holders of all bonds issued under the Indenture, without any preference, priority or distinction whatsoever, as follows:

                                    ARTICLE I

                      Assumption of Obligations in Respect
                             of Bonds and Indenture

Pursuant to and in accordance with the provisions of Section 13.01 in Article Thirteen of the Indenture, the Company hereby assumes and agrees to pay duly and punctually the principal of and interest on the Series BB Bonds in accordance with the provisions of said Series BB Bonds and the Indenture, and assumes and agrees to duly and punctually perform and observe all the covenants and conditions of the Indenture to be performed or observed by Central, such assumption and agreements to be effective as of the effectiveness of said merger of Central into the Company.

                                   ARTICLE II

                              Preservation of Lien

Pursuant to and in accordance with the provisions of Section 13.01 in Article Thirteen of the Indenture, the Company hereby covenants and agrees that it will take all necessary action to protect the lien and priority of the lien of the Indenture, the security afforded thereby and the rights and powers of the Trustee and bondholders thereunder, that all property subject to the lien of the Indenture at the time of the said merger shall continue to be subject to the lien of the Indenture following the said merger and such lien shall have the same force, effect, standing and priority as it had prior to the said merger, and that all betterments, extensions, improvements, additions, repairs, renewals, replacements, substitutions and alterations to, upon, for and of the property and franchises subject to the lien of the Indenture at the time of the merger (other than property of the nature of property excluded by the granting clauses of the Indenture), acquired, installed or constructed by the Company after the effectiveness of the said merger shall be and become subject to the lien of the Indenture and such lien shall have the same force, effect, standing and priority as if Central had acquired, installed or constructed such property.


                                   ARTICLE III

                Prohibition Against Issuance of Additional Bonds

No bonds, in addition to the $19,000,000 principal amount of Series BB Bonds now outstanding, shall hereafter be issued under the Indenture, other than Series BB Bonds issuable in exchange for or upon transfer of or in substitution for Series BB Bonds theretofore outstanding, as provided in the Indenture.

                                   ARTICLE IV

                                Sundry Provisions

The Twenty-Second Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, and shall form a part thereof, and the Indenture is hereby ratified, approved and confirmed.

The recitals contained in this Twenty-Second Supplemental Indenture are made by the Company and not by the Trustee and all of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

Nothing in this Twenty-Second Supplemental Indenture expressed or implied is intended or shall be construed to give to any person other than the Company, the Trustee, and the holders of the Series BB Bonds any legal or equitable right, remedy or claim under or in respect of the Indenture or any covenant, condition or provision therein or herein or in said Series BB Bonds contained; and all such covenants, conditions and provisions are and shall be held to be for the sole and exclusive benefit of the Company, the Trustee and the holders of the Series BB Bonds.

In  order  to  facilitate   the  recording  or  filing  of  this   Twenty-Second
Supplemental   Indenture,   it  may  be   simultaneously   executed  in  several
counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, Sprint-Florida, Incorporated has caused this instrument to be executed in its corporate name by its President or one of its Vice Presidents and its corporate seal to be hereto affixed and to be attested by its Secretary or one of its Assistant Secretaries, and The First National Bank of Chicago, as Trustee aforesaid, has caused this instrument to be executed in its corporate name by one of its Vice Presidents or one of its Assistant Vice Presidents and its corporate seal to be hereunto affixed and to be attested by one of its Assistant Secretaries, in each case in several counterparts (each of which counterparts shall for all purposes be deemed to be an original), all as of the day and year first above written.

                          SPRINT-FLORIDA, INCORPORATED

                             By: /s/ Jerry M. Johns
                                 ------------------
                                 Jerry M. Johns, Vice President

(CORPORATE SEAL)

ATTEST:

/s/ Alan N. Berg
------------------
Alan N. Berg, Assistant Secretary



Signed, sealed and delivered by Sprint-Florida, Incorporated, in the presence of the following two witnesses:

/s/ Susan V. Stucker
---------------------
Susan V. Stucker

/s/ Leslie F. Klinger
----------------------
Leslie F. Klinger

                                       THE FIRST NATIONAL BANK
                                        OF CHICAGO, as Trustee

                                        By: /s/ Steven M. Wagner
                                            ---------------------
                                            Steven M. Wagner, Vice President


ATTEST:

/s/ Janice Ott Rotunno
-----------------------
Janice Ott Rotunno, Assistant Secretary

Signed, sealed and delivered by The First
National Bank of Chicago in the presence of the following two witnesses:

/s/ Jeffrey L. Kinney
----------------------
Jeffrey L. Kinney

/s/ Mark J. Frye
----------------------
Mark J. Frye

STATE OF FLORIDA    )
                    )       SS
COUNTY OF ORANGE    )


I,  Pamela  Campbell,  a  Notary  Public  in and for the  county,  in the  State
aforesaid,   do  hereby   certify  that  Jerry  M.  Johns,   Vice  President  of
Sprint-Florida, Incorporated, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument, and personally known to me to be such Vice President, appeared before me this day in person and acknowledged that he is, and was at the time of the execution and delivery of the said instrument, the Vice President of said corporation, and that as such Vice President, he, by authority of the Board of Directors of the corporation, caused to be affixed to the instrument the corporate seal of the corporation, and executed and delivered the instrument as the free and voluntary act and deed of the corporation, for the uses and purposes therein set forth.

And I further certify that Alan N. Berg, Assistant Secretary of said corporation, who is also personally known to me to be the same person whose name is subscribed to the foregoing instrument, and personally known to me to be such Assistant Secretary, likewise appeared before me this day in person and acknowledged that he is, and was at the time of the execution and delivery of this instrument, the Assistant Secretary of the corporation, and that as such Assistant Secretary, he, by like authority of said Board of Directors, sealed and signed the instrument in attestation of the due execution thereof as the free and voluntary act and deed of the corporation, and that the seal thereto attached is the common and corporate seal of the corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal this 27th day of December in the year 1996.


                                              /s/ Pamela Campbell
                                              -------------------
                                              Notary Public

    My commission expires:                    (NOTARIAL SEAL)

          12-28-99
    ---------------------

STATE OF ILLINOIS )
                  )       SS
COUNTY OF COOK    )

I, Nilda Sierra, a Notary Public in and for the county, in the State aforesaid, do hereby certify that Steven M. Wagner, Vice President of The First National Bank of Chicago, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument, and personally known to me to be such Vice President, appeared before me this day in person and acknowledged that he is, and was at the time of the execution and delivery of the instrument, a Vice President of said bank, and that as such Vice President, he, by authority of the By-Laws of the bank, caused to be affixed to the instrument the corporate seal of the bank, and executed and delivered the instrument as the free and voluntary act and deed of the bank, for the uses and purposes therein set forth.

And I further certify that Janice Ott Rotunno, Assistant Secretary of said bank, who is also personally known to me to be the same person whose name is subscribed to the foregoing instrument, and personally known to me to be such Assistant Secretary, likewise appeared before me this day in person and acknowledged that she is, and was at the time of execution and delivery of the instrument, Assistant Secretary of the bank, and that as such Assistant Secretary, she, by like authority of the By-Laws, sealed and signed the instrument in attestation of the due execution thereof as the free and voluntary act and deed of the bank, and that the seal thereto attached is the common and corporate seal of the bank.

 IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal this 23rd day of December in the year 1996.


                                                       /s/ Nilda Sierra
                                                       ------------------
                                                       Notary Public

                                                       (NOTARIAL SEAL)
My Commission Expires:

     11-12-97
---------------------